EXHIBIT 14

           Independent Auditors' Consent - PricewaterhouseCoopers LLP


                                      C-8

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated August 18, 1999, relating to the financial statements and financial highlights appearing in the June 30, 1999 Annual Report to Shareholders of Montgomery U.S. Allocation Fund and Montgomery Equity Income Fund.. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement. Further, we consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "General
Information" in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 69 and No. 49 to the registration statement on Form N-1A dated October 31, 1999 of The Montgomery Funds and The Montgomery Funds II, respectively, which is also incorporated by reference into this Registration Statement on Form N-14.

San Francisco, California
January 18, 2000